LOAN AND SECURITY AGREEMENT

                                 by and between

                               PRABHAV V. MANIYAR

                                  ("Borrower")

                                       and

                    STARTEC GLOBAL COMMUNICATIONS CORPORATION

                                   ("Lender")




                                  June 30, 1998


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                           LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT (the "Agreement") is made as of June 30, 1998 by and between Prabhav V. Maniyar ("Borrower"), and Startec Global Communications Corporation, a Maryland corporation ("Lender").


                                    RECITALS

     A. Whereas, Borrower desires to borrow funds from Lender and Lender is willing to establish such arrangements for and make loans to Borrower, on the terms and conditions set forth below.

     B. Whereas, the parties desire to define the terms and conditions of their relationship and to reduce their agreements to writing.

     NOW, THEREFORE, in consideration of the promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     SECTION 1.1. AGREEMENT. "Agreement" means this Loan and Security Agreement, as it may be amended or supplemented from time to time.

     SECTION 1.2. APPLICABLE INTEREST RATE. "Applicable Interest Rate" means an interest rate of 7.87% per annum.

     SECTION 1.3. BORROWED MONEY. "Borrowed Money" means any obligation to repay money, any indebtedness evidenced by this Loan and Security Agreement.

     SECTION 1.4. BORROWER. "Borrower" has the meaning set forth in the Preamble.

     SECTION 1.5. BUSINESS DAY. "Business Day" means any day on which financial institutions are open for business in the State of Maryland, excluding Saturdays and Sundays.

     SECTION 1.6. CLOSING DATE. "Closing" and "Closing Date" mean the date on which this Agreement is executed by and between the Borrower and the Lender.



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     SECTION 1.7. LENDER. "Lender" has the meaning set forth in the Preamble.

     SECTION 1.8. LOAN. "Loan" has the meaning set forth in Section 2.1(a).

     SECTION 1.9. LOAN DOCUMENTS. "Loan Documents" means and includes this Agreement and each and every other document now or hereafter delivered in connection therewith, as any of them may be amended, modified, or supplemented from time to time.

     SECTION  1.10.   PERSON.   "Person"  means  an   individual,   partnership,
corporation, trust, joint venture, joint stock company, limited liability company, association, unincorporated organization, Governmental Authority, or any other entity.

     SECTION 1.11. TERM. "Term" has the meaning set forth in Section 2.3.


                                   ARTICLE II

                                      LOAN

     SECTION 2.1. TERMS.

          (a) Borrower and Lender agree that the aggregate principal amount given by Lender to Borrower hereunder (the "Loan") will be Five Hundred and Fifty Thousand Dollars ($550,000.00).

          (b) Borrower hereby agrees to repay Lender the principal amount of the Loan pursuant to the terms and conditions set forth herein. Borrower further agrees to pay the Lender interest on the Loan from the date hereof until repaid, at a rate per annum in arrears (on the basis of the actual number of days elapsed over a year of 360 days) equal to the Applicable Interest Rate.

     SECTION 2.2. PAYMENTS. Principal payable on account of this Loan shall be due and payable by Borrower to Lender immediately upon the earliest of (i) December 31, 1998 or (ii) the termination of this Agreement pursuant to Section 2.4(b) hereof. Interest shall be due and payable on the last Business Day of each calendar quarter or upon the termination of this Agreement. Pursuant to
Section 2.4(b), the Loan may be prepaid in whole or in part at any time or from time to time without premium or penalty.



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     SECTION 2.3. TERM.

          (a) This Agreement shall be in effect from the Closing Date until December 31, 1998 ("the Term"), unless terminated as provided in this Section, and this Agreement may be renewed for one-year periods thereafter upon the mutual written agreement of the parties.

          (b) Borrower may terminate this Agreement at any time, provided that as of the effective date of such termination, Borrower shall pay to Lender (in addition to accrued interest) the full amount of any outstanding principal then due and owning on the Loan.

     SECTION 2.4. SECURITY

          (a) Borrower and Lender agree that this Loan shall be secured by, and Lender shall have legal recourse to, all of Borrower's personal estate, including, but not limited to all now-owned and hereafter acquired real or personal property, deposit accounts, money, insurance proceeds, securities and rights to payment of every kind and description, and all of Borrower's contract rights, and all of Borrower's rights, remedies, interest, security and liens, in any real or personal property. Lender's right of recourse to the security described herein shall be secondary to any pre-existing security interests in such property held by any other Persons.


                                   ARTICLE III

                                  MISCELLANEOUS

     SECTION 3.1. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to their subject matter and supersedes all prior written or oral agreements, understandings, representations and warranties made with respect thereto. No amendment, supplement or modification of this Agreement or any waiver of any provision thereof shall be made except in writing executed by the party against whom enforcement is sought.

     SECTION 3.2. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and personally delivered, mailed by registered or certified mail (return receipt requested and postage prepaid), sent by telecopier (with a confirming copy sent by regular mail), or sent by prepaid overnight courier service, and addressed to the relevant party at its address set forth below, or at such other address as such party may, by written notice, designate as its address for purposes of notice hereunder.



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          (a) If to Lender, at:

              Startec Global Communications Corporation
              10411 Motor City Drive
              Bethesda, Maryland 20817
              Attention: Subhash Pai, Vice President and Controller
              Telephone: (301) 365-8969

          (b) If to Borrower, at:

              Prabhav V. Maniyar
              303 Ainstree Ct.
              Vienna, VA 22180
              Attention: Prabhav Maniyar
              Telephone: (703) 242-6562

If mailed, notice shall be deemed to be given five (5) days after being sent, if sent by personal delivery or telecopier, notice shall be deemed to be given when delivered, and if sent by prepaid courier, notice shall be deemed to be given on the next Business Day following deposit with the courier.

     SECTION 3.3. SEVERABILITY. If any term, covenant or condition of this Agreement, or the application of such term, covenant or condition to any party or circumstance shall be found by a court of competent jurisdiction to be, to any extent, invalid or unenforceable, the remainder of this Agreement and the application of such term, covenant, or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition shall be valid and enforced to te fullest extent permitted by law. Upon determination that any such term, covenant or condition is invalid, illegal or unenforceable, the parties hereto shall amend this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.

     SECTION 3.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one instrument.

     SECTION 3.5. INTERPRETATION. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any party because that party or its legal representative drafted that provision. The titles of the paragraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Any pronoun used in this Agreement shall be deemed to include singular and plural and masculine, feminine and neuter gender as the case may be. The words "herein," "hereof," and "hereunder" shall be deemed to refer to this entire Agreement, except as the context otherwise requires.



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     SECTION 3.6. THIRD PARTIES.  No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary of Borrower. Nothing contained in this Agreement shall be construed as a delegation to Lender of Borrower's duty of performance, including, without limitation, Borrower's duties under any account or contract in which Lender has a security interest.

     SECTION 3.7. CONSTRUCTION. The validity and construction of this Agreement and all matters pertaining hereto shall be determined in accordance with the laws of the State of Maryland.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.


                                                 LENDER:

ATTEST:                                          STARTEC GLOBAL COMMUNICATIONS,
                                                 CORPORATION
                                                 a Maryland corporation

By: /s/ Subhash Pai                              By: /s/ Ram Mukunda
    ---------------                                  ---------------
   Name: Subhash Pai                                 Name: Ram Mukunda
   Title: Vice President and Controller              Title: President and C.E.O.

                                                 BORROWER:
ATTEST:                                          PRABHAV V. MANIYAR

By: /s/ Subhash Pai                            By: /s/ Pabhav V. Maniyar
    ---------------                                ---------------------
   Name: Subhash Pai
   Title: Vice President and Controller



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